      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998

                                                     REGISTRATION NO. 333-48241
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    BALLY TOTAL FITNESS HOLDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   7991                                  36-3228107
    (STATE OR OTHER JURISDICTION OF            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

                           8700 West Bryn Mawr Avenue

                            Chicago, Illinois, 60631
                                 (773) 380-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                 LEE S. HILLMAN
                    Bally Total Fitness Holding Corporation
                           8700 West Bryn Mawr Avenue
                            Chicago, Illinois 60631
                                 (773) 380-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
              IRV BERLINER                          MARC D. BASSEWITZ
 Benesch, Friedlander, Coplan & Aronoff              Latham & Watkins
                   LLP
        2300 BP America Building                     5800 Sears Tower
           200 Public Square                     Chicago, Illinois 60606
         Cleveland, Ohio 44114                        (312) 876-7700
             (216) 363-4500

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-48241

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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
===========================================================================================================================
                                                           PROPOSED            PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF         AMOUNT TO BE          MAXIMUM OFFERING       AGGREGATE OFFERING           AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)        PRICE PER SHARE(2)           PRICE(2)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par              334,000                 $31.38                $10,480,920               $3,092
  value per share(3)
===========================================================================================================================

(1) Includes 34,000 shares subject to an option granted to the Underwriters to cover any over-allotments.

(2) Determined based on the price per share of the Company's Common Stock, $.01 par value per share ("Common Stock"), which shares of Common Stock will be sold to the public.

(3) Associated with the Common Stock are preferred stock purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
                            ------------------------
    THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(a) OF THE SECURITIES ACT OF 1933.

================================================================================

     Bally Total Fitness Holding Corporation, a Delaware corporation, hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (file no. 333-48241), which was declared effective on May 7, 1998 by the Securities and Exchange Commission.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON MAY 7, 1998.

                                          BALLY TOTAL FITNESS HOLDING
                                           CORPORATION

                                          By: /s/ John W. Dwyer
                                            ------------------------------------
                                            John W. Dwyer
                                            Executive Vice President, Chief
                                            Financial Officer and Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

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
                  SIGNATURE                                   TITLE                            DATE
                  ---------                                   -----                            ----

                                                 Chairman of the Board of                  May 7, 1998
---------------------------------------------    Directors
Arthur M. Goldberg

/s/ Lee S. Hillman                               Chief Executive Officer,                  May 7, 1998
---------------------------------------------    President, and Director
Lee S. Hillman                                   (Principal Executive Officer)

/s/ John W. Dwyer                                Executive Vice President, Chief           May 7, 1998
---------------------------------------------    Financial Officer and Treasurer
John W. Dwyer                                    (Principal Financial Officer)

/s/ Geoffrey M. Scheitlin                        Vice President and Controller             May 7, 1998
---------------------------------------------    (Principal Accounting Officer)
Geoffrey M. Scheitlin

/s/  Aubrey C. Lewis                             Director                                  May 7, 1998
---------------------------------------------
Aubrey C. Lewis

/s/  J. Kenneth Looloian                         Director                                  May 7, 1998
---------------------------------------------
J. Kenneth Looloian

/s/ James F. Mc Anally, M.D.                     Director                                  May 7, 1998
---------------------------------------------
James F. Mc Anally, M.D.

/s/ Liza M. Walsh                                Director                                  May 7, 1998
---------------------------------------------
Liza M. Walsh
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                                      II-1

                                 EXHIBIT INDEX

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
                                                                           PAGE
                                                                        NUMBER IN
                                                                        SEQUENTIAL
                                                                        NUMBERING
EXHIBIT                                                                   SYSTEM
-------                                                                 ----------
  5.1     Opinion of Benesch, Friedlander, Coplan & Aronoff LLP.
 23.1     Consent of Ernst & Young LLP.
 23.2     Consent of Benesch, Friedlander, Coplan & Aronoff LLP
          (contained in its Opinion filed as Exhibit 5.1 hereto).
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